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                                                                    EXHIBIT 10.8



                          GENERAL SIGNAL CORPORATION

                           BENEFIT EQUALIZATION PLAN






                            As Amended and Restated
                               October 17, 1996
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                          GENERAL SIGNAL CORPORATION

                           BENEFIT EQUALIZATION PLAN


                               TABLE OF CONTENTS
                               -----------------

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                                             PAGE
                                             ----

ARTICLE I       Purpose.....................  1

ARTICLE II      Definitions.................  1

ARTICLE III     Eligibility.................  2

ARTICLE IV      Pension Benefits............  3

ARTICLE V       Source of Payment...........  3

ARTICLE VI      Designation of Beneficiaries  4

ARTICLE VII     Administration of the Plan..  4

ARTICLE VIII    Amendment and Termination...  6

ARTICLE IX      General Provisions..........  6

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                          GENERAL SIGNAL CORPORATION

                           BENEFIT EQUALIZATION PLAN


                                 ARTICLE I
                                 ---------

                                 Purpose

     1.1 General Signal Corporation established this amended and restated Benefit Equalization Plan effective as of October 14, 1993 solely for the purpose of providing to its eligible employees benefits which would have been payable from the tax-exempt trust under the tax-qualified pension benefit plan known as the Corporate Retirement Plan of General Signal Corporation but for the limitations placed by the Internal Revenue Code on benefits payable made with respect to such employees under such plan. This Plan constitutes an amendment and continuation of the Plan in effect prior to this restatement.

          The portions of the Plan providing benefits without regard to the limitation on compensation under Section 401(a)(17) of the Code ($150,000 for 1994), and taking into account deferrals under the General Signal Corporation Deferred Compensation Plan, constitutes an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The portion of the Plan providing benefits above the limitations prescribed under Section 415 of the Code constitutes an "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Security Act of 1974.

                                 ARTICLE II
                                 ----------

                                 Definitions

     When used herein, the following terms shall have the following meanings:

     2.1 "Act" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

     2.2 "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article VI of the Plan to receive the amount, if any, payable upon the death of an Employee who participates in the Plan.

     2.3 "Benefit Limitations" means (a) the maximum "annual benefit" payable under the Corporate Retirement Plan in accordance with Section 415 of the Code, and (b) the maximum amount of pension plan benefits that could have been provided under the Corporate Retirement Plan without regard to the limitation prescribed under Section 401(a)(17) of the Code on the amount of annual compensation that can be taken into account under the Corporate Retirement Plan.

     2.4    "Board of Directors" means the Board of Directors of the Company.

     2.5 "Code" means the Internal Revenue Code, as amended from time to time.

     2.6 "Company" means General Signal Corporation, a New York corporation, and its successors or assigns.

     2.7 "Corporate Benefits Committee" means the committee appointed to administer and be the named fiduciary for administration of the Corporate Retirement Plan.

     2.8 "Corporate Retirement Plan" means the Corporate Retirement Plan of General Signal Corporation, as amended and restated from time to time.

     2.9 "Employee" means any person employed by an Employer who is eligible to receive a benefit under the Corporate Retirement Plan.

     2.10 "Employer" means the Company and each subsidiary thereof that participates in the Corporate Retirement Plan.

     2.11 "Human Resources Officer" means the chief human resources officer of the Company.

     2.12 Investment Committee means the committee appointed to be responsible for all assets and be the named fiduciary for all assets of the Corporate Retirement Plan.

     2.13 "Pension Benefits" means the benefits described in Article IV of the Plan.

     2.14 "Plan" means the General Signal Corporation Benefit Equalization Plan as set forth herein and as amended and restated from time to time.

                                 ARTICLE III
                                 -----------

                                 Eligibility

     3.1 Each Employee with respect to whom benefits are reduced under the Corporate Retirement Plan as a result of any of the Benefit Limitations shall participate in the Plan.

                                 ARTICLE IV
                                 ----------

                               Pension Benefits

     4.1 The amount of Pension Benefits payable to or in respect of an Employee shall be equal to the actuarial value of the difference between (a) the amount of benefits which would have been payable to or in respect of the Employee under the Corporate Retirement Plan without regard to the Benefit Limitations and (b) the amount of benefits actually payable to or in respect of the Employee thereunder.

          In addition, the amount of Pension Benefits shall be increased in the amount of additional benefits to which the Employee would have been entitled under the Corporate Retirement Plan had the deferral of any compensation under the General Signal Corporation Deferred Compensation Plan been included as part of the Employee's earnings and paid to the Employee during the applicable calendar year.

     4.2 Subject to Section 4.3, Pension Benefits shall be payable in the form of a life annuity for a single Employee and in the form of a 50% joint and survivor annuity for a married Employee, beginning on the individual's retirement date, unless the Corporate Benefits Committee authorizes another manner or time of payment.

          The Company reserves the right to limit payments in any given year to such amount as would not cause a loss of deductibility pursuant to Section 162(m) of the Code.

     4.3 In the event that the lump sum value of the Pension Benefits under the Plan shall be $20,000 or less, such Pension Benefits shall be payable in a lump sum settlement of Actuarially Equivalent (as defined in the Corporate Retirement Plan) value in full discharge of all liability in respect of such Pension Benefits. The lump sum payment shall be made as soon as administratively practicable following the Employee's termination of service or death. The Pension Benefits of any Employee who receives such a lump sum payment and who subsequently accrues Pension Benefits under this Plan shall be reduced by the Actuarial Equivalent of the Pension Benefits on which the lump sum amount was so paid.


                                 ARTICLE V
                                 ---------

                                 Source of Payment

     5.1 All payments provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Employee or his or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, a participant shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any participants. To the extent that any participant acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     5.2 The Investment Committee may, for financial reasons, establish a grantor trust for the benefit of participants in the Plan. The assets of said trust will be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

             (a) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of the Act:

             (b) the Company shall be treated as the "grantor" of said trust for purposes of Sections 671 and 677 of the Code; and

             (c) said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors, provided that the rights of such general creditors are enforceable under federal and state law.

                                 ARTICLE VI
                                 ----------

                         Designation of Beneficiaries

     6.1 Unless an Employee who participates in the Plan otherwise files with the Corporate Benefits Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon such Employee's death, the Employee's beneficiary under the Corporate Retirement Plan shall be deemed to have been designated the Beneficiary for Pension Benefits. If the Corporate Benefits Committee is in doubt as to the right of any person to receive such amount, the Corporate Benefits Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Corporate Benefits Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                 ARTICLE VII
                                 -----------

                          Administration of the Plan

     7.1 The Plan shall be administered by the Corporate Benefits Committee which shall have full power and authority to interpret, construe and administer the Plan, and review claims for benefits under the Plan, and the Corporate Benefits Committee's interpretations and constructions of the Plan and actions thereunder shall be binding and conclusive on all persons and for all purposes.

     7.2 The members of the Corporate Benefits Committee shall be the named fiduciaries of the Plan for administration of the Plan (including but not limited to complying with reporting and disclosure requirements and establishing and maintaining Plan records), and shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of administration of the Plan. The Corporate Benefits Committee may arrange for the engagement of such legal counsel, who may be counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. The Corporate Benefits Committee may rely upon the written opinion of such counsel and the accountants engaged by the Corporate Benefits Committee and may delegate to any such agent or to any sub-committee or member of the Corporate Benefits Committee its authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Corporate Benefits Committee.

     7.3 To the maximum extent permitted by law, no member of the Corporate Benefits Committee or Investment Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of said Committees nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Corporate Benefits Committee, Investment Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan, or to the management and control of the assets of the Plan, may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful misconduct. Each Employer will pay such proportion of any claim and/or expense as the Company directs.

     7.4 If any claim for benefits under the Plan is wholly or partially denied, the Corporate Benefits Committee shall give written notice by registered or certified mail of such denial to the claimant within 90 days after receipt of the written claim by the Corporate Benefits

Committee. Notice must be written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The Corporate Benefits Committee shall also advise the claimant that the claimant or the claimant's duly authorized representative may request a review by the Corporate Benefits Committee of the decision to deny the claim by filing with the Corporate Benefits Committee, within 65 days after such notice has been received by the claimant, a written request for such review. The claimant may review pertinent documents and submit issues and comments in writing within the same 65 day period. If such request is so filed, such review shall be made by the Corporate Benefits Committee with 60 days after receipt of such request, unless special circumstances (including, but not limited to, a need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. The claimant shall be given written notice within such 60 day period of the decision resulting from such review, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision was based.

                                 ARTICLE VIII
                                 ------------

                           Amendment and Termination

     8.1 The Company expects and intends to maintain the Plan in force indefinitely, but the Company, by action of the Board of Directors, may change, suspend or terminate the Plan at any time. The Human Resources Officer may adopt amendments to the Plan which it deems necessary or appropriate to comply with applicable laws or government regulations or which do not materially increase the annual cost of the Plan. Notwithstanding the foregoing, no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of any such action, as determined by the Corporate Benefits Committee.

                                  ARTICLE IX
                                  ----------

                              General Provisions

     9.1 This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Employee and the designees and the estate of the Employee. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

     9.2 Neither the Plan nor any action taken hereunder shall be construed as giving to an Employee the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Employee.

     9.3 The Company may withhold from any benefits payable under this Plan all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     9.4 Except insofar as may otherwise be required by law, no amount payable at any time under the Plan and the Fund shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and Fund, or any part thereof, or if by reason of such person's bankruptcy or other event happening at any such time such amount would be made subject to such person's debts or liabilities or would otherwise not be enjoyed by the such person, then the Corporate Benefits Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, such person's spouse, children or other dependents, or any of them, in such manner and proportion as the Corporate Benefits Committee may deem proper.

     9.5 If the Corporate Benefits Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for such person's affairs because of illness or accident, or has died, then the Company, if it so elects, may direct that any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of such person's spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Corporate Benefits Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper. Any such payment shall be in complete discharge of the liability of the Corporate Benefits Committee therefor.

     9.6 Whenever, under this Plan, it is necessary to determine whether one benefit is less than, equal to, or larger than another, whether or not such benefits are provided under this Plan, such determination shall be made by the Company's independent consulting actuary, using mortality, interest and any other assumptions normally used at the time by such actuary in determining actuarial equivalents under the Corporate Retirement Plan.

     9.7 All elections, designations, requests, notices, instructions, and other communications from an Employee, Beneficiary or other person to the Corporate Benefits Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Corporate Benefits Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Corporate Benefits Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

     9.8 The benefits payable under this Plan shall be in addition to all other benefits provided for Employees of the Company.

     9.9 The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

     9.10 This Plan shall be governed by the laws of the State of New York from time to time in effect.